                                                                       EXHIBIT 1



                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                                  CMGI, INC.,

                             FREEMONT CORPORATION

                                      and

                      FLYCAST COMMUNICATIONS CORPORATION

                        Dated as of September 29, 1999

                               TABLE OF CONTENTS

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                                                                                            Page
                                                                                            ----
ARTICLE I THE MERGER.......................................................................    3
          1.1      Effective Time of the Merger............................................    3
          1.2      Closing.................................................................    3
          1.3      Effects of the Merger...................................................    3
          1.4      Directors and Officers..................................................    4

ARTICLE II CONVERSION OF SECURITIES........................................................    4
          2.1      Conversion of Capital Stock.............................................    4
          2.2      Exchange of Certificates................................................    5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................    8
          3.1      Organization, Standing and Power; Subsidiaries..........................    9
          3.2      Capitalization..........................................................   10
          3.3      Authority; No Conflict; Required Filings and Consents...................   12
          3.4      SEC Filings; Financial Statements.......................................   13
          3.5      No Undisclosed Liabilities..............................................   14
          3.6      Absence of Certain Changes or Events....................................   14
          3.7      Taxes...................................................................   14
          3.8      Owned and Leased Real Properties........................................   16
          3.9      Intellectual Property...................................................   17
          3.10     Agreements, Contracts and Commitments...................................   18
          3.11     Litigation..............................................................   18
          3.12     Environmental Matters...................................................   18
          3.13     Employee Benefit Plans..................................................   20
          3.14     Compliance With Laws....................................................   22
          3.15     Permits.................................................................   22
          3.16     Registration Statement; Proxy Statement/Prospectus......................   22
          3.17     Labor Matters...........................................................   23
          3.18     Insurance...............................................................   23
          3.19     Business Activity Restrictions..........................................   23
          3.20     Year 2000 Compliance....................................................   23
          3.21     Assets..................................................................   25
          3.22     Customers...............................................................   25
          3.23     No Existing Discussions.................................................   25
          3.24     Opinion of Financial Advisor............................................   25
          3.25     Section 203 of the DGCL Not Applicable..................................   25
          3.26     Tax Matters.............................................................   26
          3.27     Transactions with Affiliate.............................................   26
          3.28     Brokers; Schedule of Fees and Expenses..................................   26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY.......    26
          4.1      Organization, Standing and Power........................................    27
          4.2      Capitalization..........................................................    27
          4.3      Authority; No Conflict; Required Filings and Consents...................    28
          4.4      SEC Filings; Financial Statements.......................................    29
          4.5      Absence of Certain Changes or Events....................................    29
          4.6      Tax Matters.............................................................    30
          4.7      Litigation..............................................................    30
          4.8      Compliance with Laws....................................................    30
          4.9      Registration Statement; Proxy Statement/Prospectus......................    30
          4.10     Operations of the Transitory Subsidiary.................................    30

ARTICLE V CONDUCT OF BUSINESS..............................................................    31
          5.1      Covenants of the Company................................................    31
          5.2      Cooperation.............................................................    34
          5.3      Confidentiality.........................................................    34

ARTICLE VI ADDITIONAL AGREEMENTS...........................................................    34
          6.1      No Solicitation.........................................................    34
          6.2      Proxy Statement/Prospectus; Registration Statement......................    36
          6.3      Nasdaq Quotation........................................................    37
          6.4      Access to Information...................................................    37
          6.5      Stockholders Meeting....................................................    38
          6.6      Legal Conditions to the Merger..........................................    39
          6.7      Public Disclosure.......................................................    40
          6.8      Tax-Free Reorganization.................................................    40
          6.9      Affiliate Agreements....................................................    40
          6.10     Nasdaq National Market Listing..........................................    41
          6.11     Company Stock Plans and the Company Warrants............................    41
          6.12     Stockholder Litigation..................................................    42
          6.13     Indemnification.........................................................    42
          6.14     Notification of Certain Matters.........................................    42

ARTICLE VII CONDITIONS TO MERGER...........................................................    43
          7.1      Conditions to Each Party's Obligation To Effect the Merger..............    43
          7.2      Additional Conditions to Obligations of the Buyer and the Transitory
                     Subsidiary............................................................    43
          7.3      Additional Conditions to Obligations of the Company.....................    45

ARTICLE VIII TERMINATION AND AMENDMENT.....................................................    46
          8.1      Termination.............................................................    46

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
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          8.2      Effect of Termination...................................................    47
          8.3      Fees and Expenses.......................................................    47
          8.4      Amendment...............................................................    48
          8.5      Extension; Waiver.......................................................    49

ARTICLE IX MISCELLANEOUS...................................................................    49
          9.1      Nonsurvival of Representations and Warranties...........................    49
          9.2      Notices.................................................................    49
          9.3      Entire Agreement........................................................    50
          9.4      No Third Party Beneficiaries............................................    50
          9.5      Assignment..............................................................    51
          9.6      Severability............................................................    51
          9.7      Counterparts and Signature..............................................    51
          9.8      Interpretation..........................................................    51
          9.9      Governing Law...........................................................    52
          9.10     Remedies................................................................    52
          9.11     Waiver of Jury Trial....................................................    52


EXHIBITS

Exhibit A          Form of Company Stock Option Agreement
Exhibit B          Form of Stockholder Agreement
Exhibit C-1        Form of Employee Lock-up
Exhibit C-2        Form of Stockholder Lock-up
Exhibit D          Form of Company Affiliate Agreement

                            TABLES OF DEFINED TERMS

                                                                                  Cross Reference
 Terms                                                                              in Agreement
 -----                                                                            ---------------
 Affiliate....................................................................    Section 6.9

 Affiliate Agreement..........................................................    Section 6.9

 Agreement....................................................................    Preamble

 Alternative Transaction......................................................    Section 6.1

 Antitrust Laws...............................................................    Section 6.6(b)

 Antitrust Order..............................................................    Section 6.6(b)

 Buyer........................................................................    Preamble

 Buyer Balance Sheet..........................................................    Section 4.4(b)

 Buyer Common Stock...........................................................    Section 2.1(c)

 Buyer Disclosure Schedule....................................................    Article IV

 Buyer Material Adverse Effect................................................    Section 4.1

 Buyer Preferred Stock........................................................    Section 4.2

 Buyer Rights.................................................................    Section 2.1(c)

 Buyer Rights Plan............................................................    Section 2.1(c)

 Buyer SEC Reports............................................................    Section 4.4(a)

 Certificates.................................................................    Section 2.2(b)

 Closing......................................................................    Section 1.2

 Closing Date.................................................................    Section 1.2

 Code.........................................................................    Preamble

 Company......................................................................    Preamble

 Company Balance Sheet .......................................................    Section 3.4(b)

 Company Common Stock ........................................................    Section 2.1(b)

 Company Disclosure Schedule .................................................    Article III

                                                                                  Cross Reference
 Terms                                                                              in Agreement
 -----                                                                            ---------------
 Company Employee Plans ......................................................    Section 3.13(a)

 Company Intellectual Property Rights.........................................    Section 3.9(a)

 Company Leases...............................................................    Section 3.8(b)

 Company Material Adverse Effect .............................................    Section 3.1

 Company Material Contracts ..................................................    Section 3.10

 Company Meeting .............................................................    Section 3.16

 Company Permits..............................................................    Section 3.15

 Company Preferred Stock......................................................    Section 3.2(a)

 Company Products.............................................................    Section 3.20(b)

 Company SEC Reports .........................................................    Section 3.4(a)

 Company Stock Options........................................................    Section 3.2(b)

 Company Stock Option Agreement ..............................................    Preamble

 Company Stock Plans .........................................................    Section 3.2(b)

 Company Systems .............................................................    Section 3.20(b)

 Company Voting Proposal .....................................................    Section 6.5(a)

 Company Warrants.............................................................    Section 3.2(b)

 Confidentiality Agreement....................................................    Section 5.3

 Constituent Corporations.....................................................    Section 1.3

 DGCL.........................................................................    Section 1.1

 Effective Time...............................................................    Section 1.1

 Employee Benefit Plans.......................................................    Section 3.13(a)

 Environmental Law............................................................    Section 3.12(b)

 ERISA Affiliate..............................................................    Section 3.13(a)

 ERISA........................................................................    Section 3.13(a)

 Exchange Agent...............................................................    Section 2.2(a)

                                                                                  Cross Reference
 Terms                                                                              in Agreement
 -----                                                                            ---------------
 Exchange Fund................................................................    Section 2.2(a)

 Exchange Act.................................................................    Section 3.3(c)

 Exchange Ratio...............................................................    Section 2.1(c)

 Governmental Entity..........................................................    Section 3.3(c)

 Hazardous Substance..........................................................    Section 3.12(c)

 HSR Act......................................................................    Section 3.3(c)

 Indemnified Parties..........................................................    Section 6.13

 Insurance Policies...........................................................    Section 3.18

 Liens........................................................................    Section 3.22

 Lock-up Agreements...........................................................    Preamble

 Merger.......................................................................    Preamble

 Outside Date.................................................................    Section 8.1(b)

 Proxy Statement..............................................................    Section 3.16

 Registration Statement.......................................................    Section 3.16

 Rule 145.....................................................................    Section 6.10

 SEC..........................................................................    Section 3.3(c)

 Securities Act...............................................................    Section 3.4(a)

 Stockholder Agreements.......................................................    Preamble

 Subsidiary...................................................................    Section 3.1

 Superior Proposal............................................................    Section 6.1(a)

 Surviving Corporation........................................................    Section 1.3

 Tax Returns..................................................................    Section 3.7(a)

 Taxes........................................................................    Section 3.7(a)

 Third Party..................................................................    Section 8.3(g)

 Transitory Subsidiary........................................................    Preamble

 Year 2000 Compliant..........................................................    Section 3.20

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 29, 1999, is by and among CMGI, Inc., a Delaware corporation (the "Buyer"), Freemont Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer (the "Transitory Subsidiary"), and Flycast Communications Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that the Buyer and the Company combine in order to advance the long-term business interests of the Buyer and the Company;

     WHEREAS, the combination of the Buyer and the Company shall be effected by the terms of this Agreement through a merger of the Transitory Subsidiary into the Company, as a result of which the stockholders of the Company will become stockholders of the Buyer (the "Merger");

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the Company has entered into a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Company Stock
                                              ---------
Option Agreement"), pursuant to which the Company granted the Buyer an option to purchase shares of common stock of the Company under certain circumstances;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, the stockholders of the Company specified in Section 6.5(c) of this Agreement have entered into a Stockholder Agreement dated as of the date of this Agreement in the form attached as Exhibit B (the "Stockholder Agreement"),
                                  ---------
pursuant to which such stockholders agreed to give the Buyer a proxy to vote all of the shares of capital stock of the Company that such stockholders own; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, certain employees and stockholders of the Company have entered into Stock Lock-Up Agreements dated as of the date of this Agreement and attached hereto as Exhibit C-1 and C-2, respectively (collectively, the "Lock-Up
          -----------     ---
Agreements"), pursuant to which such parties have agreed to certain restrictions relating to the disposition of Buyer Common Stock following the Effective Time (as defined in Section 1.1) under certain circumstances;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer, the Transitory Subsidiary and the Company agree as follows:


                                   ARTICLE I
                                  THE MERGER

     1.1   Effective Time of the Merger. Subject to the provisions of this
           ----------------------------
Agreement, prior to the Closing (as defined in Section 1.2), the Buyer shall prepare, and on the Closing Date (as defined in Section 1.2) or as soon as practicable thereafter the Buyer shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3) in accordance with, the relevant provisions of the Delaware General Corporation Law ("DGCL") and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective Time").

     1.2   Closing. The closing of the Merger (the "Closing") shall take place
           -------
at 10:00 a.m., Boston time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company.

     1.3   Effects of the Merger. At the Effective Time (i) the separate
           ---------------------
existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Transitory Subsidiary and the Company are sometimes referred to below as the "Constituent Corporations" and the Company following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Certificate of Incorporation of the Company shall be amended so that Article FOURTH of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of common stock, $.01 par value per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the By-laws of the Transitory

Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.4   Directors and Officers. The directors and officers of the Transitory
           ----------------------
Subsidiary immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.


                                  ARTICLE II
                           CONVERSION OF SECURITIES

     2.1   Conversion of Capital Stock. As of the Effective Time, by virtue of
           ---------------------------
the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

           (a) Capital Stock of the Transitory Subsidiary. Each issued and
               ------------------------------------------
outstanding share of the capital stock of the Transitory Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares
               ----------------------------------------------------
of common stock, $.0001 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of the Company and any shares of Company Common Stock owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer shall be canceled and retired and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor.

           (c) Exchange Ratio for Company Common Stock. Subject to Section 2.2,
               ---------------------------------------
each share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall be automatically converted into 0.4738 shares (the "Exchange Ratio ") of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

           (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

           (e) Unvested Stock. At the Effective Time, any unvested shares of
               --------------
Company Common Stock awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted to unvested shares of Buyer Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by the terms such unvested shares of Company Common Stock vest at the Effective Time and copies of the relevant agreements governing such vesting had been provided to Buyer. All outstanding rights which the Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Buyer in the Merger and shall thereafter be exercisable by Buyer by Buyer upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

           (f) Treatment of Company Options and Company Warrants. Outstanding
               -------------------------------------------------
Company Options and Company Warrants (in each case as defined in Section 3.2(b)) shall be treated following the Effective Time in the manner set forth in Section 6.11.

     2.2   Exchange of Certificates. The procedures for exchanging outstanding
           ------------------------
shares of Company Common Stock for Buyer Common Stock pursuant to the Merger are as follows:

           (a) Exchange Agent. As of the Effective Time, the Buyer shall
               --------------
deposit with a bank or trust company designated by the Buyer (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent,
(i) certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock,
(ii) cash in an amount sufficient to make payments required pursuant to Section 2.2(e), and (iii) any dividends or distributions to which holders of Certificates (as defined below) may be entitled pursuant to Section 2.2(c)

           (b) Exchange Procedures. As soon as reasonably practicable after the
               -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive shares of Buyer Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (plus cash in lieu of fractional shares, if any, of Buyer Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions pursuant to Section 2.2(c), and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to
Section 2.2(e) and any dividends or distributions pursuant to Section 2.2(c) may be issued and paid to a person other than the person in whose name the Certificate so surrender is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Buyer Common Stock plus cash in lieu of fractional shares pursuant to Section 2.2(e) and any dividends or distributions pursuant to Section 2.2(c) as contemplated by this Section 2.2.

           (c) Distributions with Respect to Unexchanged Shares. No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate, (i) certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (ii) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Buyer Common Stock, and
(iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

           (d) No Further Ownership Rights in Company Common Stock. All shares
               ---------------------------------------------------
of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other distributions paid pursuant to Sections 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

           (e) No Fractional Shares. No certificate or scrip representing
               --------------------
fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Buyer. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the average of the last reported sales prices of the Buyer Common Stock on the Nasdaq National Market during the ten (10) consecutive trading days ending on and including the last trading day prior to the Effective Time.

           (f) Termination of Exchange Fund. Any portion of the Exchange Fund
               ----------------------------
which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section
2.2 shall thereafter look only to the Buyer for payment of its claim for Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

           (g) No Liability. To the extent permitted by applicable law, none of
               ------------
the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any shares of Buyer Common Stock, and any cash payable to the holder of such Certificate pursuant to this
Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(c))), any such shares of Buyer Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

           (h) Withholding Rights. Each of the Buyer and the Surviving
               ------------------
Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

           (i) Lost Certificates. If any Certificate shall have been lost,
               -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Buyer Common Stock deliverable in respect thereof pursuant to this Agreement.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this
Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     3.1   Organization, Standing and Power; Subsidiaries.
           ----------------------------------------------

           (a) Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Stock Option Agreement, excluding any material adverse effect (a) demonstrably shown to have been proximately caused by the public announcement of this Agreement, the Company Stock Option Agreement or any of the transactions contemplated thereby, (b) attributable to any legal proceeding brought by or on behalf of stockholders of the Company alleging that the Board of Directors of the Company breached its fiduciary duties in connection with its approval of this Agreement or the Company Stock Option Agreement, or (c) arising or resulting from general industry, economic or stock market conditions that affect the Company (or the markets in which the Company competes) in a manner not disproportionate to the manner in which such conditions affect other companies in the industries or markets in which the Company competes.

           (b) Except as set forth in the Company SEC Reports (as defined in Section 3.4) filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

           (c) The Company has delivered to the Buyer complete and accurate copies of the Certificate of Incorporation and By-laws of the Company and of the charter, by-laws or other organization documents of each Subsidiary of the Company.

     3.2   Capitalization.
           --------------

           (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $.0001 par value per share ("Company Preferred Stock"). As of the close of business on the date of this Agreement, (i) 15,260,089 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and
(iii) no shares of the Company Preferred Stock were issued and outstanding.

           (b) Section 3.2(b) of Company Disclosure Schedule lists the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement and the plans under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of outstanding options to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating the number of shares of Company Common Stock subject to each Company Stock Option, and the exercise price, the date of grant, vesting schedule and the expiration date thereof. Section 3.2 of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, the date of grant and the expiration date thereof. Except (x) as set forth in this Section 3.2 and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has issued and outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the knowledge of the Company, other than the Stockholders Agreements, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company or any of its Subsidiaries.

           (c) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Certificate of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

           (d) All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Buyer or the Buyer's designee) are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature.

           (e) No consent of the holders of Company Stock Options is required in connection with the conversion of such options contemplated by Section 6.11.

     3.3   Authority; No Conflict; Required Filings and Consents.
           -----------------------------------------------------

           (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Company Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Company Stock Option Agreement. The execution and delivery of this Agreement and the Company Stock Option Agreement and the consummation of the transactions contemplated by this Agreement and the Company Stock Option Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders under the DGCL. This Agreement and the Company Stock Option Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

           (b) The execution and delivery of this Agreement and the Company Stock Option Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement and the Company Stock Option Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and
(v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Company Material Adverse Effect.

           (c) No consent, approval, license, permit, order or authorization of, or, registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Company Stock Option Agreement by the Company or the consummation of the transactions contemplated by this Agreement or the Company Stock Option Agreement, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Proxy Statement (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports or schedules under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

           (d) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Meeting (as defined below) is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary to approve the Merger. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

     3.4   SEC Filings; Financial Statements.
           ---------------------------------

           (a) The Company has filed and made available to the Buyer all forms, reports and other documents required to be filed by the Company with the SEC since May 4, 1999. All such required forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

           (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company as of August 31, 1999 is referred to herein as the "Company Balance Sheet."

     3.5   No Undisclosed Liabilities. Except as disclosed in the Company SEC
           --------------------------
Reports filed prior to the date of this Agreement, and except for normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which, individually or in the aggregate, would have a Company Material Adverse Effect.

     3.6   Absence of Certain Changes or Events. Except as disclosed in the
           ------------------------------------
Company SEC Reports filed prior to the date of this Agreement, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development in the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, which, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; or (iii) any other action or event that would have required the consent of the Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     3.7   Taxes.
           -----

           (a) The Company and each of its Subsidiaries has filed all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were correct and complete except for any errors or omissions which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries has paid on a timely basis all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

           (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since inception. The federal income Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.7(b) of the Company Disclosure Schedule. The Company has made available to the Buyer correct and complete copies of all other Tax Returns of the Company and its Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after January 1, 1996. No examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that the Company or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

           (c) Neither the Company nor any of its Subsidiaries: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or its Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation
Section 1.337(d)-2(b).

           (d) None of the assets of the Company or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

           (e) Neither the Company nor any of its Subsidiaries has undergone, or will undergo as a result of the transactions contemplated by the Agreement, a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(h) of the Code.

           (f) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

           (g) Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and its Subsidiaries are or were members or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     3.8   Owned and Leased Real Properties.
           --------------------------------

           (a) The Company does not and has never owned any real property.

           (b) The Company has provided to the Buyer a complete and accurate list of all real property leased by the Company or its Subsidiaries (collectively "Company Leases") and the location of the premises. The Company is not in default under any of the Company Leases. Each of the Company Leases is in full force and effect and will not cease to be in full force and effect as a result of the transactions contemplated by this Agreement.

     3.9   Intellectual Property.
           ---------------------

           (a) The Company and its Subsidiaries exclusively own, or are licensed or otherwise possess legally enforceable rights to use on an exclusive basis, without any obligation to make any fixed or contingent payments, including any royalty payments, all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted (the "Company Intellectual Property Rights").

           (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets (the "Company Third Party Intellectual Property Rights"), including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by a Company or any of its Subsidiaries.

           (c) All patents, registered trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights that are material to the business of the Company and its Subsidiaries, taken as a whole, and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its Subsidiaries and that are material to the business of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property Rights. None of the activities or business previously or currently conducted by the Company or any of the Subsidiaries infringes, violates or constitutes a misappropriation of, any patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material of any other person or entity, except for any infringement, violation or misappropriation that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

     3.10  Agreements, Contracts and Commitments.
           -------------------------------------

           (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to the Company and its Subsidiaries (the "Company Material Contracts"), other than the Company Material Contracts identified on the exhibit indices of the Company SEC Reports filed prior to the date of this Agreement. Each Company Material Contract has not expired by its terms and is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and would not result in, a Company Material Adverse Effect.

           (b) Section 3.10(b) of the Company Disclosure Schedule sets forth a complete list of each contract or agreement to which the Company or any of its Subsidiaries is a party or bound with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned Subsidiary of the Company).

           (c) The Company is not a party to any agreement under which a third party would be entitled to receive a license or any other right to intellectual property of the Buyer or any of the Buyer's affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) following the Closing.

     3.11  Litigation. Except as disclosed in the Company SEC Reports filed
           ----------
prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company.

     3.12  Environmental Matters.
           ---------------------

           (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for such matters which, individually or in the aggregate, have not had, and would not have a Company Material Adverse Effect:
(i) the Company and each of its Subsidiaries has complied with, and is not in violation of, any applicable Environmental Laws (as defined in Section 3.12(b));
(ii) the properties
currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c));
(iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances prior to or during the period of ownership or operation by the Company or any of its Subsidiaries;
(iv) neither the Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; (v) neither the Company nor any of its Subsidiaries have released any Hazardous Substance to the environment; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law;
(vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company or any of its Subsidiaries pursuant to any Environmental Law.

           (b) For purposes of this Agreement, "Environmental Law" means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (A) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

           (c) For purposes of this Agreement, "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

           (d) Section 3.12(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or any of its Subsidiaries (whether conducted by or on behalf of the Company or one of its Subsidiaries or a third party, and whether done at the initiative of the Company or one of its Subsidiaries or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

     3.13  Employee Benefit Plans.
           ----------------------

           (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate (as defined below) (together, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

           (b) With respect to each Company Employee Plan, the Company has furnished to the Buyer, a complete and accurate copy of (i) such Company Employee Plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the IRS, (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Company Employee Plan and (iv) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

           (c) Each Company Employee Plan has been administered in all material respects in accordance with its terms and each of the Company, the Company's Subsidiaries and their ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto. With respect to the Company Employee Plans, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under ERISA, the Code or any other applicable law which, individually or in the aggregate, would have a Company Material Adverse Effect.

           (d) With respect to the Company Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company.

           (e) All the Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

           (f) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Company Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

           (g) Each Company Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Company Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan.

           (h) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee;
(ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the

Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.14  Compliance With Laws. The Company and each of its Subsidiaries has
           --------------------
complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had, and would not have, a Company Material Adverse Effect.

     3.15  Permits. The Company and each of its Subsidiaries have all permits,
           -------
licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (the "Company Permits"), except for such permits, licenses and franchises the absence of which, individually or in the aggregate, have not resulted in, and would not result in, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits.

     3.16  Registration Statement; Proxy Statement/Prospectus. The information
           --------------------------------------------------
to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Buyer Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider this Agreement and the Merger (the "Company Meeting") shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the

Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Buyer.

     3.17  Labor Matters. Neither the Company nor any of its Subsidiaries is a
           -------------
party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

     3.18  Insurance. Each of the Company and its Subsidiaries maintains the
           ---------
insurance policies (the "Insurance Policies") set forth in Section 3.18 of the Company Disclosure Schedule. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

     3.19  Business Activity Restrictions. There is no non-competition or other
           ------------------------------
similar agreement, commitment, judgment, injunction, order to create to which the Company or any Subsidiary of the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the business by the Company in any material respect. The Company has not entered into any agreement under which it is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business.

     3.20  Year 2000 Compliance.
           ---------------------

           (a) The Company has conducted "year 2000" audits with respect to (i) all of the internal systems of the Company and each of its Subsidiaries used in the business or operations of the Company or any of its Subsidiaries, including, without limitation, computer hardware systems, software applications, firmware, equipment firmware and other embedded systems, and (ii) the software, hardware, firmware and other technology which constitute part of the products and services marketed or sold by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries to third parties. The Company has obtained "year 2000" certificates with respect to all material third-party systems used in connection with the business or operations of the Company and its Subsidiaries.

           (b) All of (i) the material internal systems of the Company and each of its Subsidiaries used in the business or operations of the Company or any of its Subsidiaries, as the case may be, including, without limitation, computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems (collectively, the "Company Systems"), and
(ii) the software, hardware, firmware and other technology which constitute part of the products and services marketed or sold by the Company or any of its Subsidiaries or licensed by the Company or any of its Subsidiaries to third parties (collectively, the "Company Products") are Year 2000 Compliant.

           (c) The Company has no knowledge of any failure to be Year 2000 Compliant of any material third-party system used in connection with the business or operations of the Company and its Subsidiaries.

           (d) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

               (i) accurately receives, records, stores, provides, recognizes and processes all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

               (ii) accurately performs all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

               (iii) does not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company or any of its Subsidiaries correctly exchange date data with or provide data to such system or item.

           (e) Neither the Company nor any of its Subsidiaries has provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company or any Subsidiary to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000, (ii) will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including, without limitation, the processing and reporting of data) by virtue of the arrival of the year 2000 or (iii) is otherwise Year 2000 Compliant.

     3.21  Assets. Each of the Company and its Subsidiaries owns or leases all
           ------
tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. All of such tangible assets which are owned, are owned free and clear of all mortgages, security interest, pledges, liens and encumbrances ("Liens") except for (i) Liens which are disclosed in the Company SEC Reports filed prior to the date of this Agreement and (ii) other Liens which, individually and in the aggregate, do not materially interfere with the ability of the Company and its Subsidiaries to conduct their business as currently conducted and as presently proposed to be conducted and have not resulted in, and would not result in, a Company Material Adverse Effect. The tangible assets of the Company and its Subsidiaries, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.

     3.22  Customers. No customer of the Company or any of its Subsidiaries that
           ---------
represented 5% or more of the Company's consolidated revenues in the fiscal year ended December 31, 1998 or in the six-month period ended June 30, 1999 has indicated to the Company or any of its Subsidiaries that it will stop, or decrease the rate of, buying products or services from the Company or any of its Subsidiaries.

     3.23  No Existing Discussions. As of the date of this Agreement, neither
           -----------------------
the Company nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Alternative Transaction (as defined in Section 6.1).

     3.24  Opinion of Financial Advisor. The financial advisor of the Company,
           ----------------------------
Deutsche Banc Alex. Brown, has delivered to the Company an opinion dated the date of this Agreement to the effect, as of such date, that the Exchange Ratio is fair to the holders of the Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to the Buyer.

     3.25  Section 203 of the DGCL Not Applicable. The Board of Directors of the
           --------------------------------------
Company has taken all actions necessary so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement, the Company Stock Option Agreement, the Stockholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement, the Company Stock Option Agreement or the Stockholder Agreements.

     3.26  Tax Matters. To the Company's knowledge, after consulting with its
           -----------
independent auditors, neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     3.27  Transactions with Affiliate. Except as disclosed in the Company SEC
           ---------------------------
Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction with any director, officer or other affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

     3.28  Brokers; Schedule of Fees and Expenses.
           --------------------------------------

           (a) No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Deutsche Banc Alex. Brown, whose fees and expense will be paid by the Company. The Company has delivered to the Buyer a complete and accurate copy of all agreements pursuant to which Deutsche Banc Alex. Brown is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

           (b) Section 3.28(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the estimated fees and expenses incurred and to be incurred by the Company and any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement (including the fees and expenses of Deutsche Banc Alex. Brown and of the Company's legal counsel and accountants).


                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE BUYER AND
                           THE TRANSITORY SUBSIDIARY

     The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer

Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

     4.1   Organization, Standing and Power. Each of the Buyer and the
           --------------------------------
Transitory Subsidiary and the Buyer's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Buyer and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement, excluding any material adverse effect (a) demonstrably shown to have been proximately caused by the public announcement of, this Agreement, the Buyer Stock Option Agreement or any of the transactions contemplated thereby, or (b) arising or resulting from general industry, economic or stock market conditions that affect the Buyer (or the markets in which the Buyer competes) in a manner not disproportionate to the manner in which such conditions affect other companies in the industries or markets in which the Buyer competes.

     4.2   Capitalization. The authorized capital stock of the Buyer consists of
           --------------
400,000,000 shares of Buyer Common Stock and 5,000,000 shares of preferred stock, $.01 par value per share (the "Buyer Preferred Stock"), of which (i) 250 shares are designated Series A Preferred Stock, (ii) 50,000 shares are designated Series B Preferred Stock, (iii) 375,000 shares have been designated as Series C Preferred Stock and (iv) 18,090.45 shares have been designated as Series D Preferred Stock. As of the close of business on September 20, 1999, 116,177,788 shares of Buyer Common Stock were issued and outstanding, and (i) no shares of Series A Preferred Stock, (ii) 35,000 shares of Series B Preferred Stock (convertible into an aggregate of 1,384,538 shares of Buyer Common Stock),
(iii) 375,000 shares of Series C Preferred Stock (convertible into an aggregate of 3,925,674 shares of Buyer Common Stock), and (iv) 18,090.45 shares of Series D Preferred Stock (convertible into an aggregate of 1,809,045 shares of Buyer Common Stock) were issued and outstanding. All outstanding shares of Buyer Common Stock are, and all shares of Buyer Common Stock subject to issuance upon conversion of outstanding shares of Buyer Preferred Stock will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable. All of the shares of Buyer Common Stock issuable in connection with the Merger, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     4.3   Authority; No Conflict; Required Filings and Consents.
           -----------------------------------------------------

           (a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary (including the approval of the Merger by the Buyer as the sole stockholder of the Transitory Subsidiary). This Agreement and has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms.

           (b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i), (ii), (iii), (iv), (v) and (vi) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

           (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the

Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Registration Statement with the SEC in accordance with the Securities Act,
(iv) the filings of such reports or schedules under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Buyer Common Stock issuable in connection with the Merger.

     4.4   SEC Filings; Financial Statements.
           ---------------------------------

           (a) The Buyer has filed and made available to the Company all forms, reports and other documents required to be filed by the Buyer with the SEC since January 1, 1998. All such required forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) are referred to herein as the "Buyer SEC Reports." The Buyer SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Buyer SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Buyer and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Buyer as of April 30, 1999 is referred to herein as the "Buyer Balance Sheet."

     4.5   Absence of Certain Changes or Events. Except as disclosed in the
           ------------------------------------
Buyer SEC Reports filed prior to the date of this Agreement, since the date of the Buyer

Balance Sheet, there has not been any event, change or development in the business, properties, financial condition, results of operations or prospects of the Buyer and its Subsidiaries, taken as a whole, which has had, or is reasonably likely to have, a Buyer Material Adverse Effect.

     4.6   Tax Matters. To the Buyer's knowledge, after consulting with its
           -----------
independent auditors, neither the Buyer nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     4.7   Litigation. Except as disclosed in the Buyer SEC Reports filed prior
           ----------
to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer or any of its Subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Buyer Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Buyer.

     4.8   Compliance with Laws. Each of the Buyer and the Transitory Subsidiary
           --------------------
has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had, and would not have, a Buyer Material Adverse Effect.

     4.9   Registration Statement; Proxy Statement/Prospectus. The information
           --------------------------------------------------
in the Registration Statement (except for information supplied by the Company for inclusion in the Registration Statement, as to which the Buyer makes no representation and which shall not constitute part of the Buyer SEC Report for purposes of this Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer or any of its Affiliates, officers or directors should be discovered by the Buyer which should be set forth in an amendment to the Registration Statement, the Buyer shall promptly inform the Company.

     4.10  Operations of the Transitory Subsidiary. The Transitory Subsidiary
           ---------------------------------------
was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE V
                              CONDUCT OF BUSINESS

     5.1   Covenants of the Company. Except as expressly provided herein or in
           ------------------------
Section 5.1 of the Company Disclosure Schedule, as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), and use all reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary's business organization, assets and properties, and preserve its advantageous business relationships with customers, suppliers, distributors and others having business dealings with it. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

           (a) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned subsidiary of the company to its parent); (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock; or (C) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding on the date of this Agreement in accordance with their present terms) and granting of options to new employees in the ordinary course of business for an aggregate number of shares of Company Common Stock equal to 200,000 ("Permitted New Options");

           (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

           (d) acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to the Company and the Subsidiaries, taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

           (e) except in the ordinary course of business consistent with past practice, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;

           (f) whether or not in the ordinary course of business or consistent with past practice, sell or dispose of any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any Subsidiaries, but excluding the sale of products in the ordinary course of business consistent with past practice);

           (g) adopt or implement any stockholder rights plan;

           (h) except as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;

           (i) (A) incur or suffer to exist any indebtedness for borrowed money other than such indebtedness which existed as of June 30, 1999 as reflected on the Company Balance Sheet or guarantee any such indebtedness of another person,
(B) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (C) make any loans, advances (other than routine advances to employees of the company in the ordinary course of business consistent with post practice) or capital contributions to, or investment in, any other person;

           (j) make any capital expenditures or expenditures with respect to property, plant or equipment in excess of $2,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole;

           (k) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in generally accepted accounting principles or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

           (l) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred thereafter in the ordinary course of business consistent with past practice, or
(B) waive any material benefits of any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party;

           (m) modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company of any of its Subsidiaries);

           (n) (A) except in the ordinary course of business consistent with past practice enter into any material contract or agreement or (B) license any material intellectual property rights to or from any third party;

           (o) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement, (B) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee, (C) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (D) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related wards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), or (F) take any action other than in the ordinary course of business consistent with past practice to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan, except for the grant of Permitted New Options;

           (p) make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;

           (q) initiate, compromise or settle any material litigation or arbitration proceeding;

           (r) close any material facility or office;

           (s) invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

           (t) fail to pay accounts payable and other obligations in the ordinary course of business consistent with past practice; or

           (u) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect, or would materially impair or prevent the occurrence of any conditions
Article VII hereof.

     5.2   Cooperation. Subject to compliance with applicable law, from and
           -----------
after the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company and each of its Subsidiaries shall make its officers available to confer on a regular and frequent basis with one or more representatives of the Buyer to report on the general status of ongoing operations and shall promptly provide the Buyer or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

     5.3   Confidentiality. The parties acknowledge that the Buyer and the
           ---------------
Company have previously executed a Mutual Confidentiality Agreement, dated as of September 21, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.


                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

     6.1   No Solicitation
           ---------------

           (a) From and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company and its Subsidiaries shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Alternative Transaction (as defined below), other than the transactions contemplated by this Agreement, (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Alternative Transaction, or (iii) agree to or recommend any Alternative Transaction; provided, however, that, if the Company has not
                         --------  -------
breached this Section 6.1, nothing contained in this Agreement shall prevent the Company or its Board of Directors, from:

               (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Alternative Transaction by such person or entity or recommending an unsolicited bona fide written Alternative Transaction to the stockholders of the Company, if and only to the extent that

                    (1) the Board of Directors of the Company believes in good faith (after consultation with its financial advisor) that such Alternative Transaction is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (any such more favorable Alternative Transaction being referred to in this Agreement as a "Superior Proposal") and the Company's Board of Directors determines in good faith after consultation with outside legal counsel that failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties to stockholders under applicable law,

                    (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement, and

                    (3) prior to recommending a Superior Proposal, the Company shall provide the Buyer with at least five business days' prior notice of its proposal to do so, during which time the Buyer may make, and in such event the Company shall consider, a counterproposal to such Superior Proposal, and the Company shall itself and shall cause its financial and legal advisors to negotiate in good faith on its behalf with the Buyer with respect to the terms and conditions of such counterproposal; or

               (B) complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Alternative Transaction.

As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than the Buyer or its affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of the Company Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding shares of Company Common Stock or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to more than 20% of the fair market value of all the assets of the Company immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           (b) The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore of the nature described in Section 6.1(a) and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties.

           (c) The Company shall notify the Buyer immediately (but in any event, within 24 hours) after receipt by the Company (or its advisors) of any proposal for an Alternative Transaction or any request for nonpublic information in connection with an Alternative Transaction or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Alternative Transaction. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offer or and the terms and conditions of such proposal, inquiry or contact. The Company shall continue to keep the Buyer informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

           (d) Nothing in this Section 6.1 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Section 8.1 hereof), (ii) permit the Company to enter into any agreement with respect to an Alternative Transaction during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction (other than a confidentiality agreement of the type referred to in Section 6.1(a) above)) or (iii) affect any other obligation of the Company under this Agreement.

     6.2   Proxy Statement/Prospectus; Registration Statement.
           --------------------------------------------------

           (a) As promptly as practicable after the execution of this Agreement, the Buyer and the Company shall prepare and the Company shall file with the SEC the Proxy Statement, and the Buyer shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Buyer may delay the filing of the Registration Statement until approval of the

Proxy Statement by the SEC. The Buyer and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of the Buyer and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of the Buyer and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of the Buyer and the Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

           (b) The Buyer and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     6.3   Nasdaq Quotation. The Company agrees to continue the quotation of the
           ----------------
Company Common Stock on the Nasdaq National Market during the term of this Agreement.

     6.4   Access to Information. The Company shall (and shall cause each of its
           ---------------------
Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. Unless otherwise required by law, the Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     6.5   Stockholders Meeting's; Lock-Up Agreements.
           ------------------------------------------

           (a) The Company, acting through its Board of Directors, shall, subject to and according to applicable law and its Certificate of Incorporation and By-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective the Company Meeting for the purpose of voting to approve and adopt this Agreement and the Merger (the "Company Voting Proposal"). The Board of Directors of the Company shall (i) recommend approval and adoption of the Company Voting Proposal by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that in response to a proposal for an Alternative Transaction the Board of Directors of the Company may withdraw such recommendation if (but only if) (i) the Board of Directors of the Company has received a Superior Proposal, (ii) such Board of Directors upon advice of its outside legal counsel determines that failure to recommend such Superior Proposal to the stockholders of the Company would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, and (iii) the Company has complied with the provisions of
Section 6.1.

           (b) The Company shall call and hold the Company Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether its Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the Company's stockholders reject it.

           (c) The stockholders of the Company listed on Section 6.5(c) of the Company Disclosure Schedule have each executed and delivered a Stockholder Agreement to the Buyer concurrently with the signing of this Agreement.

           (d) The Company shall use its reasonable best efforts to cause the employees of the Company designated on Section 6.5(d) of the Company Disclosure Schedule to execute and deliver to the Buyer (i) an Employee Lock-Up Agreement and (ii) a Non-Compete Agreement (in a form agreed upon by the Buyer and the Company). The stockholders of the Company designated on Section 6.5(d) of the

Company Disclosure Schedule have each executed and delivered a Stockholder Lock-Up Agreement to the Buyer.

     6.6   Legal Conditions to the Merger.
           ------------------------------

           (a) Subject to the terms hereof, the Company and the Buyer shall each use its reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

           (b) Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the

Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. The Buyer shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section, neither the Buyer nor any of its Subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a material adverse effect on the Buyer or on the Buyer combined with the Company after the Effective Time or (ii) take any action under this Section if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

           (c) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect or a Buyer Material Adverse Effect from occurring prior to or after the Effective Time.

     6.7   Public Disclosure. The Buyer and the Company shall each use its
           -----------------
reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law.

     6.8   Tax-Free Reorganization. The Buyer and the Company shall each use its
           -----------------------
reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

     6.9   Affiliate Agreements. Upon the execution of this Agreement, the
           --------------------
Company will provide the Buyer with a list of those persons who are, in the Company's reasonable judgment, "affiliates" of the Company, within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide to the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list and shall notify the Buyer in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall use its reasonable efforts to deliver or cause to be delivered to the Buyer by October 21, 1999 (and in any case prior to the mailing of the Proxy Statement) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit D (the "Affiliate Agreement"). The Buyer shall be entitled to place
---------
appropriate legends on the certificates evidencing any shares of Buyer Common Stock to be received by Rule 145 Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of the Buyer).

     6.10  Nasdaq National Market Listing. The Buyer shall file with the Nasdaq
           ------------------------------
National Market a Notification Form for Listing of Additional Shares with respect to the Buyer Common Stock issuable in connection with the Merger.

     6.11  Company Stock Plans and the Company Warrants.
           --------------------------------------------

           (a) At the Effective Time, each outstanding Company Stock Option under Company Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option immediately prior to the Effective Time, the same number of shares of Buyer Common Stock as the holder of the Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to the Company Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Buyer Common Stock deemed purchasable pursuant to the Company Stock Option in accordance with the foregoing.

           (b) As soon as practicable after the Effective Time, the Buyer shall deliver to the participants in the Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section after giving effect to the Merger).

           (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery under the Company Stock Plans assumed in accordance with this Section. As soon as practicable after the Effective Time, the Buyer shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Buyer

Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

           (d) The Board of Directors of the Company shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Buyer Common Stock in accordance with this Section, and that no consent of the holders of the Company Stock Options is required in connection with such conversion.

           (e) The Company shall terminate its Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time.

     6.12  Stockholder Litigation. Until the earlier of the termination of this
           ----------------------
Agreement in accordance with its terms or the Effective Time, the Company shall give the Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or its Board of Directors relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the Buyer's prior written consent, which will not be unreasonably withheld or delayed.

     6.13  Indemnification. From and after the Effective Time, the Buyer shall,
           ---------------
to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to honor all of the Company's obligations to indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement.

     6.14  Notification of Certain Matters. The Buyer will give prompt notice to
           -------------------------------
the Company, and the Company will give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the

Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.


                                  ARTICLE VII
                             CONDITIONS TO MERGER

     7.1   Conditions to Each Party's Obligation To Effect the Merger. The
           ----------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) Stockholder Approval. The Company Voting Proposal shall have been
               --------------------
approved and adopted at the Company Meeting, at which a quorum is present, by the affirmative vote of the holders of a majority of the shares of the Company Common Stock outstanding on the record date for the Company Meeting.

           (b) HSR Act. The waiting period applicable to the consummation of the
               -------
Merger under the HSR Act shall have expired or been terminated.

           (c) Governmental Approvals. Other than the filings provided for by
               ----------------------
Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred.

           (d) Registration Statement. The Registration Statement shall have
               ----------------------
become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

           (e) No Injunctions. No Governmental Entity of competent jurisdiction
               --------------
shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     7.2   Additional Conditions to Obligations of the Buyer and the Transitory
           --------------------------------------------------------------------
Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect
----------
the Merger are subject to the satisfaction of each of the following additional conditions, any of which may be waived in writing exclusively by the Buyer and the Transitory
Subsidiary:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of the Company set forth in this Agreement shall be true and correct
(i) as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and
(ii) as of the Closing Date as though made on and as of the Closing Date (except
(x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failures to be true and correct (without regard to any materiality, Company Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect); and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

           (b) Performance of Obligations of the Company. The Company shall have
               -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

           (c) Tax Opinion. The Buyer shall have received a written opinion from
               -----------
Hale and Dorr LLP, counsel to the Buyer, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Wilson Sonsini Goodrich & Rosati, P.C. renders such opinion to the Buyer (it being agreed that the Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations, to Hale and Dorr LLP and Wilson Sonsini Goodrich & Rosati, P.C. as the case may be, to enable them to render such opinion).

           (d) Third Party Consents. The Company shall have obtained (i) all
               --------------------
consents and approvals of third parties referred to in Section 3.3(b) of the Company Disclosure Schedule and (ii) any other consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

           (e) Resignations. The Buyer shall have received copies of the
               ------------
resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.

           (f) Year 2000 Matters. (i) In the event that the Closing occurs on or
               -----------------
prior to December 31, 1999, the Buyer shall have received a report from Whitman Hart to the effect that each of the Company Systems and Company Products is Year 2000 Compliant. (ii) In the event that the Closing occurs on or after January 1, 2000, each of the Company Systems and Company Products is Year 2000 Compliant.

           (g) Releases. The Buyer shall have received executed general releases
               --------
in a form acceptable to the Buyer from each of Lawrence Braitman and Richard Thompson.

     7.3   Additional Conditions to Obligations of the Company. The obligation
           ---------------------------------------------------
of the Company to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct (i) as of the date of this Agreement (except to the extent such representations are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failures to be true and correct (without regard to any materiality, Buyer Material Adverse Effect or knowledge qualifications contained therein), individually or in the aggregate, have not had, and are not reasonably likely to have, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

           (b) Performance of Obligations of the Buyer and the Transitory
               ----------------------------------------------------------
Subsidiary. The Buyer and Sub shall have performed in all material respects all
----------
obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

           (c) Tax Opinion. The Company shall have received the opinion of
               -----------
Wilson Sonsini Goodrich & Rosati, P.C. counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Wilson Sonsini Goodrich & Rosati, P.C. does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to the Company (it being agreed that the Buyer and the Company shall each provide reasonable cooperation, including making reasonable representations, to Wilson Sonsini Goodrich & Rosati, P.C. and Hale and Dorr LLP to enable them to render such opinion).


                                 ARTICLE VIII
                           TERMINATION AND AMENDMENT

     8.1   Termination. This Agreement may be terminated at any time prior to
           -----------
the Effective Time (with respect to Sections 8.1(b) through 8.1(f), by written notice by the terminating party to the other party), whether before or after approval of the Merger by the stockholders of the Company:

           (a) by mutual written consent of the Buyer and the Company; or

           (b) by either the Buyer or the Company if the Merger shall not have been consummated by April 30, 2000 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date); or

           (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

           (d) by either the Buyer or the Company if at the Company Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

           (e) by the Buyer, if: (i) the Board of Directors of the Company shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal; (ii) the Board of Directors of the Company fails to reconfirm its recommendation of this Agreement or the Merger within five business days after the Buyer requests in writing that the Board of Directors of the Company do so; (iii) the Board of Directors of the Company shall have approved or recommended to the stockholders of the Company an Alternative Transaction (as defined in Section 6.1); or (iv) a tender offer or exchange offer for outstanding shares of the Company Common Stock is commenced (other than by the Buyer or an Affiliate of the Buyer) and the

Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 days after such tender or exchange offer, fails to recommend against acceptance of such offer or takes no position with respect to the acceptance thereof; or (v) for any reason the Company fails to call and hold the Company Meeting by the date which is one business day prior to the Outside Date; or

           (f) by either the Buyer or the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a), 7.2(b) or 7.2(f) (in the case of termination by the Buyer) or Section 7.3(a) or 7.3(b) (in the case of termination by the Company) not to be satisfied, and (ii) shall not have been cured within 45 days following receipt by the breaching party of written notice of such breach from the other party.

     8.2   Effect of Termination. In the event of termination of this Agreement
           ---------------------
as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 3.29, 5.3, 8.3 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and the provisions of the Company Stock Option Agreement, Sections 3.29, 5.3, 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3   Fees and Expenses.
           -----------------

           (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company and the Buyer shall share equally all fees and expenses, other than attorneys' fees, incurred with respect to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.

           (b) The Company shall pay the Buyer up to $500,000 as reimbursement for expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of the Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this

Agreement by the Buyer pursuant to Section 8.1(b) as a result of the failure to satisfy the condition set forth in Section 7.2(a) or Section 7.2(f).

           (c) The Company shall pay the Buyer a termination fee of $20,000,000 upon the earliest to occur of the following events:

               (i)   the termination of this Agreement by the Buyer pursuant to
Section 8.1(e); or

               (ii)  the termination of this Agreement by the Buyer pursuant to
Section 8.1(f) after a breach by the Company of this Agreement; or

               (iii) the termination of the Agreement by the Buyer or the Company pursuant to Section 8.1(d) as a result of the failure to receive the requisite vote for approval of the Company Voting Proposal by the stockholders of the Company at the Company Meeting.

           (d) The Buyer shall pay the Company up to $500,000 as reimbursement for expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by the Company pursuant to Section 8.1(b) as a result of the failure to satisfy the condition set forth in Section 7.3(a).

           (e) The Buyer shall pay the Company a termination fee of $20,000,000 upon the termination of this Agreement by the Company pursuant to Section 8.1(f) after a breach by the Buyer of this Agreement.

           (f) The expenses and fees, if applicable, payable pursuant to Section 8.3(b), 8.3(c), 8.3(d) and 8.3(e) shall be paid within one business day after demand therefor following the first to occur of the events giving rise to the payment obligation described in Section 8.3(b), 8.3(c)(i), (ii) or (iii), 8.3(d) or 8.3(e). If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus five percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid.

     8.4   Amendment. This Agreement may be amended by the parties hereto, by
           ---------
action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.5   Extension; Waiver. At any time prior to the Effective Time, the
           -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1   Nonsurvival of Representations and Warranties. The respective
           ---------------------------------------------
representations and warranties of the Company, the Buyer and the Transitory Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time.

     9.2   Notices. All notices and other communications hereunder shall be in
           -------
writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

           (a) if to the Buyer or Transitory Subsidiary, to

               CMGI, Inc.
               100 Brickstone Square
               Andover, MA 01810
               Attn: General Counsel
               Telecopy: (978) 684-3814
               with a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA 02109
               Attn: Mark G. Borden, Esq.
               Telecopy: (617) 526-5000

           (b) if to the Company, to

               Flycast Communications Corporation
               181 Fremont Street
               San Francisco, CA 94105
               Attn: President
               Telecopy: (650) 561-9082

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94306
               Attn: Larry W. Sonsini, Esq.
               Telecopy: (650) 461-5375

Any party may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.3   Entire Agreement. This Agreement (including the Schedules and
           ----------------
Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

     9.4   No Third Party Beneficiaries. Except as provided in Section 6.13,
           ----------------------------
this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

     9.5   Assignment. Neither this Agreement nor any of the rights, interests
           ----------
or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer and/or the Transitory Subsidiary may assign this Agreement to any direct or indirect wholly owned Subsidiary of the Buyer without consent of the Company, provided that the Buyer and/or the Transitory Subsidiary, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     9.6   Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree hereto that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     9.7   Counterparts and Signature. This Agreement may be executed in two or
           --------------------------
more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

     9.8   Interpretation. When reference is made in this Agreement to an
           --------------
Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this

Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     9.9   Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.10  Remedies. Except as otherwise provided herein, any and all remedies
           --------
herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11  Waiver of Jury Trial. EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY
           --------------------
AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.


                          [Signature Page to follow]

     IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                        CMGI, INC.



                                        By:    /s/ Andrew J. Hajducky III
                                               -------------------------------
                                        Title: Executive Vice President, Chief
                                               -------------------------------
                                               Financial Officer and Treasurer
                                               -------------------------------


                                        FREEMONT CORPORATION


                                        By:    /s/ Andrew J. Hajducky III
                                               -------------------------------
                                        Title: Vice President and Treasurer
                                               -------------------------------


                                        FLYCAST COMMUNICATIONS
                                         CORPORATION



                                        By:    /s/ George R. Garrick
                                               -------------------------------
                                        Title: Chief Executive Officer and
                                               -------------------------------
                                               President
                                               -------------------------------

                                                                       EXHIBIT A

                            STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of September 29, 1999 (the "Agreement"), between CMGI, Inc., a Delaware corporation (the "Grantee"), and Flycast Communications Corporation, a Delaware corporation (the "Grantor").

     WHEREAS, the Grantee, the Grantor and Freemont Corporation, a wholly owned subsidiary of the Grantee ("Newco"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Newco with and into the Grantor;

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Grantee has requested that the Grantor grant to the Grantee an option to purchase the shares of Common Stock of the Grantor (the "Common Stock") covered hereby, upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.    The Option; Exercise; Adjustments; Termination.
           ----------------------------------------------

           (a) Contemporaneously herewith the Grantee, Newco and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 3,036,750 shares of Common Stock (the "Shares") at a cash purchase price equal to $47.53 per Share (the "Purchase Price"); provided, however, that the number of shares issuable to Buyer pursuant hereto
--------  -------
shall not exceed 19.9% of the outstanding shares of Common Stock. The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, after the earlier of (i) termination of the Merger Agreement by Buyer under Section 8.1(e) or Section 8.1(f) of the Merger Agreement, or (ii) immediately prior to the occurrence of any event causing the termination fee to become payable to Buyer pursuant to Section 8.3(c)(iii) of the Merger Agreement, provided that, in the case of clause (ii), an Alternative Transaction involving
-------- ----
the Company has been proposed or consummated prior to the Company Meeting.

           (b) In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to the Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder.

           (c) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Exercise Notice") specifying a date (subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) not later than 10 business days and not earlier than the next business day following the date such notice is given for the closing of such purchase.

           (d) The right to exercise the Option shall terminate at the earliest of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement pursuant to circumstances under which the Grantee is not entitled to receive the termination fee pursuant to Section 8.3 of the Merger Agreement, (iii) the date on which Grantee realizes a Total Profit equal to the Profit Limit (as such terms are defined in Section 8) and (iv) 90 days after the date (the "Merger Termination Date") on which the Merger Agreement is terminated (the date referred to in clause (iv) being hereinafter referred to as the "Option Expiration Date"); provided that if the Option cannot
                                              -------- ----
be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a) or Section 2(b) hereof have not yet been satisfied, the Option Expiration Date shall be extended until 30 days after such impediment to exercise has been removed.

     2.    Conditions to Delivery of Shares. The Grantor's obligation to deliver
           --------------------------------
Shares upon exercise of the Option is subject only to the conditions that:

           (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

           (b) Any applicable waiting periods under the HSR Act shall have expired or been terminated.

     3.    The Closing.
           -----------

           (a) Any closing hereunder shall take place on the date specified by the Grantee in its Exercise Notice at 9:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or, if the conditions set forth in Section 2(a) or 2(b) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, the Grantor will deliver to the Grantee a certificate or certificates, duly endorsed (or accompanied by duly executed stock powers), representing the Shares in the denominations designated by the Grantee in its Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price. Any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

           (b) The certificates representing the Shares may bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4.    Representations and Warranties of the Grantor. The Grantor represents
           ---------------------------------------------
and warrants to the Grantee that: (a) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option, will be duly authorized, validly issued, fully paid and non-assessable and free of any lien, security interest or other adverse claim and free of any preemptive rights; (d) except as otherwise required by the HSR Act, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, require a consent or waiver under, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, stock market rule, judgment, ordinance, decree or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound; and (e) no "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation is or shall be applicable to the acquisition of Shares pursuant to this Agreement.

     5.    Representations and Warranties of the Grantee. The Grantee represents
           ---------------------------------------------
and warrants to the Grantor that: (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and will constitute a valid and binding obligation of Grantee; and (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6.    Listing of Shares; HSR Act Filings; Governmental Consents. Subject to
           ---------------------------------------------------------
applicable law and the rules and regulations of the Nasdaq National Market, the Grantor shall (i) promptly file a notice to list the Shares on the Nasdaq National Market and (ii) make, as promptly as practicable, all necessary filings by the Grantor under the HSR Act and use its best efforts to obtain all necessary approvals thereunder as promptly as practicable; provided, however, that if the Grantor is unable to effect such listing on the Nasdaq National Market by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares upon the Closing Date. Each of the parties hereto will use its best efforts to obtain consents of all third parties and governmental authorities, if any, necessary to the consummation of the transactions contemplated.

     7.    Registration Rights.
           -------------------

           (a) In the event that the Grantee shall desire to sell any of the Shares within two years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Grantor or any other material transaction involving the Grantor.

           (b) If the Common Stock is registered pursuant to the provisions of this Section 7, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish to the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the Shares sold by the Grantee. The Grantor shall indemnify and hold harmless Grantee, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not
                            --------  -------
apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee, its affiliates or its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Grantor shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934 against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not
                            --------  -------
apply to any loss, liability, claim, damage or expense to the extent it arises out of any statement or omission made in reliance upon and in conformity with written information furnished to the Grantor by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

     8.    Profit Limitation.
           -----------------

           (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $30 million (the "Profit Limit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (ii) pay cash to the Grantor, (iii) receive a smaller termination fee under Section 8.3 of the Merger Agreement or (iv) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Limit after taking into account the foregoing actions.

           (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as defined below) of more than the Profit Limit and, if exercise of the Option otherwise would exceed the Profit Limit, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Limit; provided, that nothing in this sentence shall restrict any
              --------
exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

           (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.3(c) of the Merger Agreement, and (ii) (x) the cash amounts (net of customary brokerage commissions paid in connection with the transaction) received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Shares.

           (d) As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     9.    Put.
           ---

           (a) At any time during which the Option is exercisable under this Agreement (the "Repurchase Period"), upon demand by the Grantee, the Grantee shall have the right to sell to the Grantor (or any successor entity thereof) and Grantor (or such successor entity, shall be obligated to repurchase from the Grantee (the "Put"), all or any portion of the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and/or all or any portion of the Shares purchased by the Grantee pursuant thereto, at a price set forth in subparagraph (ii) below:

               (i) the difference between the "Market/Tender Offer Price" for shares of Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to the other party (defined as the greater of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Acquisition Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Notice Date (the "Market Price")), and the Purchase Price multiplied by the number of Shares purchasable pursuant to the Option (or portion thereof with respect to which the Grantee is exercising its rights under this Section 9), but only if the Market/Tender Offer Price is greater than the Purchase Price;

               (ii) the Purchase Price paid by the Grantee for the Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and the Purchase Price, but only if the Market/Tender Offer Price is greater than the Purchase Price, multiplied by the number of Shares so purchased;

           (b) In the event Grantee exercises its rights under this Section 9, the Grantor shall, within ten business days of the Notice Date, pay the required amount (the "Repurchase Price") to the Grantee in immediately available funds and the Grantee shall surrender to the Grantor the Option or the certificates evidencing the Shares purchased by the Grantee pursuant thereto, and the Grantee shall represent and warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, other than any of the same created by the Grantor or its affiliates.

           (c) To the extent that the Grantor is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or Shares in full, the Grantor shall immediately so notify the Grantee and thereafter deliver or cause to be delivered, from time to time, to the Grantee the portion of the Repurchase Price that it is no longer prohibited from delivering within five business days after the date on which the Grantor is no longer so prohibited; provided that, if the Grantor at any time after delivery of a notice of exercise of the Put pursuant to Section 9(a) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Repurchase Price in full (and the Grantor hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may revoke its notice of the exercise of the Put whether in whole or to the extent of the prohibition, whereupon, in the latter case, the Grantor shall promptly
(1) deliver to the Grantee that portion of the Repurchase Price that the Grantor is not prohibited from delivering and (2) deliver to the Grantee as appropriate,
(A) a new Agreement evidencing the right of the Grantee to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of exercise of the Put by a fraction, the numerator of which is the Repurchase Price less the portion of the Repurchase Price previously delivered to the Grantee and the denominator of which is the Repurchase Price, and/or (B), a certificate for the Shares the Grantor is then so prohibited from repurchasing.

     10.   Expenses. Each party hereto shall pay its own expenses incurred in
           --------
connection with this Agreement, except as otherwise specifically provided herein.

     11.   Specific Performance. The Grantor acknowledges that if the Grantor
           --------------------
fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     12.   Notice. All notices, requests, demands and other communications
           ------
hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     If to the Grantor:

     Flycast Communications Corporation
     181 Fremont Street
     San Francisco, CA 94105
     Attn: President
     Telecopy: (650) 561-9082

     With a copy to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, CA
     Attn: Larry W. Sonsini, Esq.
     Telecopy: (650) 461-5375

     If to the Grantee:

     CMGI, Inc.
     100 Brickstone Square
     Andover, MA 01810
     Attn: General Counsel
     Telecopy: (978) 684-3814

     With a copy to:

     Hale and Dorr LLP
     60 State Street
     Boston, MA 02109
     Attn: Mark G. Borden, Esq.
     Telecopy: (617) 526-5000

     13.   Parties in Interest. Nothing in this Agreement, express or implied,
           -------------------
is intended to confer upon any person other than the Grantor or the Grantee, or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     14.   Entire Agreement; Amendments. This Agreement, together with the
           ----------------------------
Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. The terms of this Agreement may be amended, modified or waived only by an agreement in writing signed by the party against whom such amendment, modification or waiver is sought to be enforced.

     15.   Assignment. No party to this Agreement may assign any of its rights
           ----------
or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Grantee (provided that such assignment shall not relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations).

     16.   Headings. The section headings herein are for convenience only and
           --------
shall not affect the construction of this Agreement.

     17.   Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     18.   Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law).

     19.   Survival. All representations and warranties contained in this
           --------
Agreement shall survive delivery of and payment for the Shares.

     20.   Severability. If any term, provision, covenant or restriction of this
           ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                        FLYCAST COMMUNICATIONS CORPORATION



                                        By:________________________________
                                           Title:


                                        CMGI, INC.



                                        By:________________________________
                                           Title:

                                                                       EXHIBIT B


                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT, dated as of September __, 1999 (this "Agreement"), by the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder") to and for the benefit of CMGI, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of Flycast Communications Corporation, a Delaware corporation (the "Company"), as set forth on Schedule I hereto (such shares or any other voting or equity of securities of the Company, hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

     WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Buyer will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

     WHEREAS, as a condition to the willingness of the Company and Acquiror to enter into the Merger Agreement, Acquiror has requested that the Stockholders agree, and in order to induce Acquiror to enter into the Merger Agreement, the Stockholders are willing to agree to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1.  Voting of Shares. Each Stockholder covenants and agrees that
                 ----------------
until the termination of this Agreement in accordance with the terms hereof, at the Company Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (a) in favor of adoption of the Merger Agreement and approval of the Merger contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders, and (b) against any other Alternative Transaction. In addition, such Stockholder agrees that it will, upon request by Acquiror, furnish written confirmation, in form and substance reasonably acceptable to Acquiror, of such Stockholder's vote in favor of the Merger Agreement and the Merger. Each Stockholder covenants and agrees to deliver to Acquiror upon request prior to any vote contemplated by the first sentence of this Section 1, a proxy substantially in the form attached hereto as Annex A (a "Proxy"), which Proxy shall be irrevocable during the term of this
-------
Agreement to the extent permitted under Delaware law, and Acquiror agrees to vote the Shares subject to such Proxy in favor of the approval and adoption of the Merger Agreement and the Merger. Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. Each Stockholder acknowledges and agrees that this proxy, if and when given, shall be coupled with an interest, shall constitute, among other things, an inducement for Acquiror to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event and that no subsequent proxies with respect to such Shares shall be given (and if given shall not be effective); provided however that any such proxy shall terminate automatically and without further action on behalf of the Stockholders upon the termination of this Agreement. In the event that a Stockholder does not provide the Proxy upon request of Acquiror, such Stockholder hereby grants Buyer a power of attorney to execute and deliver such Proxy for and behalf of such Stockholder, which power of attorney is coupled with an interest and shall survive any death, disability, bankruptcy or any other such impediment of such Stockholder. Upon the execution of this Agreement by each Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to the Shares.

     Section 2.  Transfer of Shares. Each Stockholder covenants and agrees that
                 ------------------
such Stockholder will not directly or indirectly, (a) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that a Stockholder may transfer Shares to an entity controlled by the Stockholder on the condition that such transferee enter into this agreement and agree unconditionally to bound by the terms hereof.

     Section 3.  Representations and Warranties of the Stockholders. Each
                 --------------------------------------------------
Stockholder on its own behalf hereby severally represents and warrants to Acquiror with respect to itself and its or her ownership of the Shares as follows:

     (a)   Ownership of Shares. On the date hereof, the Shares are owned
           -------------------
beneficially by Stockholder or its nominee. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

     (b)   Power, Binding Agreement. Stockholder has the legal capacity, power
           ------------------------
and authority to enter into and perform all of its obligations, under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any material agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c)   No Conflicts. The execution and delivery of this Agreement do not,
           ------------
and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of its properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform its obligations hereunder.

     Section 4.  No Solicitation. Prior to the termination of this Agreement in
                 ---------------
accordance with its terms, each Stockholder agrees, in its individual capacity as a stockholder of the Company that (i) it will not, nor will it authorize or permit any of its employees, agents and representatives to, directly or indirectly, (a) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement), (b) enter into any agreement with respect to any Acquisition Proposal, or (c) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and (ii) it will notify Acquiror as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, it or any of its affiliates in its individual capacity; provided, that, notwithstanding the foregoing, each Stockholder shall not be prohibited from taking any such actions to the extent that the Company or its Board of Directors is permitted to take such actions under the Merger Agreement.

     Section 5.  Termination. This Agreement shall terminate upon the earliest
                 -----------
to occur of (i) the Effective Time (as such term is defined in the Merger Agreement) or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

     Section 6.  Specific Performance. The parties hereto agree that irreparable
                 --------------------
damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 7.  Fiduciary Duties. Each Stockholder is signing this Agreement
                 ----------------
solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

     Section 8.  Miscellaneous.
                 -------------

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                          [Signature Page to follow]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement w be signed individually or by its respective duly authorized officer as of the date first written above.

                                        CMGI, Inc.



                                        By:__________________________________

                                        Name: _______________________________
                                        Title:_______________________________


                                        STOCKHOLDER:



                                        By:__________________________________

                                        Name:________________________________
                                        Title:_______________________________

                                                                         ANNEX A

                               IRREVOCABLE PROXY


     The undersigned stockholder of Flycast Communications Corporation, a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of CMGI, Inc., a Delaware corporation ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Company Affiliate Agreement dated as of even date herewith by and among Buyer, and the undersigned, and is granted in consideration of Buyer entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Buyer and Freemont Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), and Company which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting:

     in favor of approval and adoption of the Merger Agreement and of the transaction contemplated thereby.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

                                        ______________________________________
                                        Signature


                                        ______________________________________

                                        Print Name:


                                        ______________________________________

                                        Shares beneficially owned:

                                        _______ shares of Company Common Stock

                                                                     EXHIBIT C-1

                          EMPLOYEE LOCK-UP AGREEMENT
                          --------------------------

CMGI, Inc.

Ladies and Gentlemen:

     Pursuant to the terms of an Agreement and Plan of Merger dated as of September 29, 1999 (the "Agreement") between CMGI, Inc., a Delaware corporation ("Acquiror"), a subsidiary of Acquiror and Flycast Communications Corporation, a Delaware corporation (the "Company"), I will receive shares of common stock, $.01 par value per share, of Acquiror (the "Shares"), in exchange for shares of common stock of the Company owned by me.

     In order to induce Acquiror to enter into the Agreement, I hereby agree as follows:

     1. I will not sell, offer to sell, contract to sell, sell any option or contract for the sale or purchase of, lend, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, or otherwise dispose of (collectively, "Transfer"), any of the Shares, except as follows:

           commencing on the day that is one day after the date which is the six month anniversary of the Closing (as defined in the Agreement) and on each monthly anniversary date thereafter, I may Transfer one-sixth (1/6 ) of the Shares, so that all of the Shares may be Transferred from and after the date that is twelve months after the date of the Closing.

     2. I acknowledge that the Acquiror may impose stock transfer restrictions on the Shares to enforce the provisions of this Agreement.

                                        Very truly yours,


                                        ______________________________________
                                                      Signature

                                        Print Name:___________________________
                                        Date:_________________________________
AGREED TO:

CMGI, Inc.


By:__________________________________

                                                                     EXHIBIT C-2


                         STOCKHOLDER LOCK-UP AGREEMENT
                         -----------------------------

CMGI, Inc.
100 Brickstone Square
Andover, MA 01810
Attn: General Counsel

Ladies and Gentlemen:

     Pursuant to the terms of an Agreement and Plan of Merger dated as of September __, 1999 (the "Agreement") between CMGI, Inc., a Delaware corporation ("Acquiror"), a subsidiary of Acquiror and Flycast Communications Corporation, a Delaware corporation (the "Company"), the undersigned will receive shares of common stock, $.01 par value per share, of Acquiror (the "Shares"), in exchange for shares of common stock of the Company owned by the undersigned.

     In order to induce Acquiror to enter into the Agreement, the undersigned hereby agrees as follows:

     1. Until the date that is five (5) months after the Closing (as defined in the Agreement), the undersigned will not sell, offer to sell, contract to sell, sell any option or contract for the sale or purchase of, lend, enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, or otherwise dispose of (collectively, "transfer") more than one-tenth (1/10) of the Shares in any one day. Notwithstanding the foregoing, however, if the undersigned is a corporation, partnership or limited liability company, the undersigned shall not be restricted from distributing any or all of the Shares to its shareholders, partners or members and the subsequent Transfers of Shares by such shareholders, partners or members.

     2. The undersigned acknowledges that the Acquiror may impose stock transfer restrictions on the Shares to enforce the provisions of this Agreement.

                                        Very truly yours,

                                        ______________________________________
                                                  Name of Stockholder

                                        By:___________________________________
                                                       Signature

                                        Date:_________________________________
AGREED TO:
CMGI, Inc.

By:__________________________________

                                                                       EXHIBIT D

                       FORM OF COMPANY AFFILIATE LETTER
                       --------------------------------

[Buyer]

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of [Seller], a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of __________ ___, 1999 (the "Agreement"), between [Buyer], a Delaware corporation ("Acquiror"), a subsidiary of Acquiror ("Sub") and the Company, Sub will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation.

     As a result of the Merger, I may receive shares of common stock, par value $.01 per share, of Acquiror (the "Acquiror Common Stock") in exchange for shares owned by me of common stock of the Company ("Company Common Stock").

     1.    Compliance with the Act. I represent, warrant and covenant to
           -----------------------
Acquiror that in the event I receive any Acquiror Common Stock as a result of the Merger:

           (a) I shall not make any sale, transfer or other disposition of the Acquiror Common Stock in violation of the Act or the Rules and Regulations.

           (b) I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Acquiror Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

           (c) I have been advised that the issuance of Acquiror Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Acquiror Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Acquiror Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition as been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the

Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Acquiror, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

           (d) I understand that Acquiror is under no obligation to register the sale, transfer or disposition of the Acquiror Common Stock by me or on my behalf under the Act.

           (e) I also understand that stop transfer instructions will be given to the Acquiror's transfer agent with respect to the Acquiror Common Stock and that there will be placed on the Certificates for the Acquiror Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _________ ___, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND [Buyer], A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF __________."

           (f) I also understand that unless the transfer by me of my Acquiror Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Acquiror reserves the right to put the following legend on the certificates issued to my transferee:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement.

     It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Acquiror Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     2.    Certain Tax Matters. The undersigned does not intend to take a
           -------------------
position on any federal or state income tax return that is inconsistent with the treatment of the Merger as a tax-free reorganization for federal or state income tax purposes.


                                        Very truly yours,


                                        _____________________________________
                                        Signature


                                        _____________________________________
                                        Print Name

Accepted this ___ day of
_____________  ___, 1999 by

[Buyer]

By:______________________________

Name:____________________________

Title:___________________________